EXHIBIT 10.24

                       THIRD AMENDMENT
                           TO THE
                   INGERSOLL-RAND COMPANY
            ELECTED OFFICERS SUPPLEMENTAL PROGRAM


       WHEREAS,   Ingersoll-Rand  Company,  a   New   Jersey
corporation  adopted  the  Ingersoll-Rand  Company   Elected
Officers Supplemental Program, as amended and restated effective March 3, 1999 (the "Plan"); and

      WHEREAS, Ingersoll-Rand Company reserved the right at any time and from time to time to amend the Plan in accordance with Section 8.1 of the Plan; and

     WHEREAS, Ingersoll-Rand Company, acting on authority of its Board of Directors and shareholders, desires to amend the Plan.

     NOW, THEREFORE, the Plan shall be amended in the following respects effective as of the date hereof or such other dates as noted below:

     1. Section 1.3 of the Plan, "Change in Control" is hereby amended by adding the following to the end thereof:

           "Notwithstanding any other provision in this Plan to the contrary, none of the transactions contemplated by the Merger Agreement that are undertaken by (i) Ingersoll-Rand Company or its affiliates prior to or as of the Effective Time or (ii) Ingersoll-Rand Company Limited or its affiliates on and after the Effective Time, shall trigger, constitute or be deemed a `Change in Control'. On and after the Effective Time, the term `Change in Control' shall refer solely to a `Change in Control' of Ingersoll-Rand Company Limited."

      2.    Article 1 of the Plan is amended to include  the
following    new   definitions   in   proper    alphabetical
progression:

           "1.6A `Effective Time' means the Effective Time as such term is defined in the Merger Agreement."


           "1.10A `Merger Agreement' means that certain Agreement and Plan of Merger among the Company, Ingersoll-Rand Company Limited, and IR Merger Corporation dated as of October 31, 2001, pursuant to which the Company will become an indirect wholly-owned subsidiary of Ingersoll-Rand Company Limited."

3. Except as specifically set forth herein, all other terms of the Plan shall remain in full force and effect.

     IN  WITNESS WHEREOF, Ingersoll-Rand Company has had its
duly  authorized  representative  sign  this  Amendment   on
December 31, 2001.

                         INGERSOLL-RAND COMPANY


                         By:  /S/
                              Ronald G. Heller
                              Vice President and Secretary